UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On June 30, 2006, Xenomics, Inc.(the “Company”) entered into an Agreement of Termination and Release  with its wholly-owned subsidiary, Xenomics, L. David Tomei, the Company’s Co-Chairman and Chief Executive Officer, Samuil Umansky, the Company’s President, Hovsep Melkonyan, the Company’s Vice President, Research, Kathryn Wilkie and Anatoly Lichtenstein pursuant to which the parties agreed to terminate the Technology Acquisition Agreement dated June 24, 2004 (the “Agreement”). This Agreement provided the parties with the option to acquire, under certain conditions, the core technology of the Company. Circumstances have rendered the probability of such an acquisition to be extremely remote and, therefore, the Agreement has been terminated

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

10.1 Agreement of Termination and Release dated June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 7, 2006

XENOMICS, INC.

By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer